UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
_____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

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JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37998	45-4870634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive		02139
Cambridge,	Massachusetts
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 259-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 13, 2023, as part of its annual review of executive compensation, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Jounce Therapeutics, Inc. (the “Company”) approved retention bonuses for Hugh Cole, Chief Operating Officer, Elizabeth Trehu, Chief Medical Officer, and Kim C. Drapkin, Chief Financial Officer. Mr. Cole will be entitled to receive a retention bonus equal to 25 percent of his base salary, subject to his continued service with the Company through the achievement of and contingent upon meeting certain goals set by the Compensation Committee. Each of Dr. Trehu and Ms. Drapkin will be entitled to receive a retention bonus equal to 50 percent of her base salary, in each case, subject to her continued service with the Company through the achievement of and contingent upon meeting certain goals set by the Compensation Committee.
The Compensation Committee also approved the amendment of each of Mr. Cole’s Employment Agreement, dated as of July 24, 2017, Dr. Trehu’s Employment Agreement, dated as of January 6, 2017, Ms. Drapkin’s Employment Agreement, dated as of January 6, 2017 and Richard Murray’s Employment Agreement, dated as of January 6, 2017 (collectively, the “Executive Employment Agreements”) to provide that, in the event of a termination of such executive’s employment without cause by the Company that occurs within a period of time prior to the signing of a definitive agreement relating to a transaction that, if consummated, would constitute a change in control of the Company and the closing of such transaction, such executive will be eligible to receive, following the closing of such transaction, an amount equal to (i) three months of such executive’s base salary (six months in the case of Dr. Murray) in effect immediately prior to such termination; and (ii) a bonus for the year during which the termination occurs, calculated by multiplying such executive’s target bonus percentage by twelve months of his or her base salary (eighteen months of his base salary in the case of Dr. Murray). These severance payments would be in addition to any amounts such executive is eligible to receive under Section 6 of the applicable Executive Employment Agreement.
The foregoing description of the amendments to the Executive Employment Agreements and the Murray Employment Agreement (the “Amendments”) is qualified in its entirety by reference to the Amendments, which will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.
Item 8.01. Other Events.
On January 17, 2023, the Company received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company’s common stock had a closing bid price at or above $1.00 per share for a minimum of 10 consecutive business days, the Company has regained compliance with the minimum bid price requirement of $1.00 per share for continued listing on The Nasdaq Global Select Market and that the matter is now closed.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOUNCE THERAPEUTICS, INC.

Date: January 20, 2023	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
Treasurer and Chief Financial Officer